WWW.THEHACKETTGROUP.COM

Exhibit 99.1

The Hackett Group Announces First Quarter 2026 Results

MIAMI, FL (May 5, 2026) – The Hackett Group, Inc. (NASDAQ: HCKT), a leading Gen AI strategic consulting and digital transformation firm that enables Digital World Class® performance, today announced its financial results for the first quarter, which ended on March 27, 2026.

"Over the past two years, we have made disciplined, systematic investments to build a cohesive and highly differentiated AI foundation," stated Ted A. Fernandez, Chairman and CEO of The Hackett Group, Inc. "We believe that the increasing demand for AI, further supported by our expanded partner strategy and our internal transition to a Gen AI‑enabled delivery platform, provides a significant value creation opportunity for our organization. We are already seeing meaningful productivity gains and expanding scope on engagements leveraging our platforms."

Financial Highlights

▪
Total revenue in the first quarter of 2026 was $68.8 million and revenue before reimbursements was $67.8 million. This compares to total revenue of $77.9 million and revenue before reimbursements of $76.2 million in the first quarter of the prior year.

▪
GAAP diluted earnings per share was $0.17 in the first quarter of 2026, as compared to $0.11 in the first quarter of 2025.

▪
Adjusted diluted earnings per share, a non-GAAP measure, for the first quarter of 2026 was $0.34, which was at the low end of our guidance, as compared to $0.41 in the first quarter of 2025. Adjusted financial information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

▪
As of March 27, 2026, the Company’s cash balances were $6.1 million, with $79.0 million outstanding on the Company’s credit facility. Cash flows utilized by operations were $5.1 million in the first quarter of 2026, as compared to cash flows from operations of $4.2 million in the first quarter of 2025. As of March 27, 2026, the Company had $22.0 million available under its share repurchase plan.

▪
Subsequent to the end of the first quarter, the Company's Board of Directors declared the second quarterly dividend of $0.12 per share for its shareholders of record on June 22, 2026, to be paid on July 6, 2026.

Business Outlook for the Second Quarter of 2026

Based on the Company’s current outlook:

▪
The Company estimates total revenue before reimbursements for the second quarter of 2026 will be in the range of $68.5 million to $70.0 million.

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The Company estimates adjusted diluted earnings per share for the second quarter of 2026 to be in the range of $0.33 and $0.35, assuming a GAAP effective tax rate of 26.6%.

Conference Call and Webcast Details

▪
On Tuesday, May 5, 2026, senior management will discuss first quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: First Quarter]. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, May 5, 2026 and will run through 5:00 P.M. ET on Tuesday, May 19, 2026. To access the rebroadcast, please dial (800) 835-8067. For International callers, please dial (203) 369-3354.

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In addition, The Hackett Group®will also be webcasting this conference call live. To participate, simply visit https://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, May 5, 2026 and will run through 5:00 P.M. ET on Tuesday, May 19, 2026. To access the replay, visit www.thehackettgroup.com.

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which excludes non-cash stock based compensation expense, stock price award program compensation expense, acquisition-related cash and non-cash stock based compensation expense, amortization expense, acquisition related costs and any one-time costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP. See the reconciliation of actual results titled “Reconciliation of GAAP to Non-GAAP Measures” in the accompanying tables.

The Company believes that the presentation of non-GAAP financial information on a forward-looking basis, including the guidance contained in this release, provides important supplemental information to management and investors regarding its anticipated results of operations. The Company is unable to provide a reconciliation of GAAP measures to corresponding forward-looking non-GAAP measures without unreasonable effort due to the high variability and low visibility of most of the items that have been excluded from these non-GAAP measures. For example, non-cash stock-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. In addition, the provision or benefit for income taxes is impacted by non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions. The effects of these reconciling items may be significant, as the items that are being excluded are difficult to predict.

About The Hackett Group®

The Hackett Group, Inc. (NASDAQ: HCKT) is a Gen AI strategic consulting and digital transformation firm that enables Digital World Class® performance. Using Hackett AI XPLR™, ZBrain™, XT™, AIXelerator™,
AskHackett™, and Quantum Leap® platforms, the company’s experienced professionals and engineers help organizations realize the power of Gen AI from ideation through implementation to achieve quantifiable, breakthrough results with unprecedented speed, allowing it to be key architects of their Gen
AI journey. The company’s expertise is grounded in unparalleled best practices insights from enterprise performance benchmarks from the world’s leading businesses – including 97% of the Dow Jones
Industrials, 90% of the Fortune 100, 68% of the DAX 40 and 53% of the FTSE 100. Visit us at
www.thehackettgroup.com/.

# # #

Trademarks

The Hackett Group®, quadrant logo, Digital World Class® and Quantum Leap® are the registered marks of The Hackett Group®.

Cautionary Statement Regarding “Forward-Looking” Statements

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements including without limitation, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” seeks,” “estimates,” or other similar phrases or variations of such words or similar expressions indicating, present or future anticipated or expected occurrences or outcomes are intended to identify such forward-looking statements. Forward-looking statements are not statements of historical fact and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that could impact such forward-looking statements include, among others, changes in worldwide and U.S. economic conditions that impact business confidence and the demand for our products and services, our ability to transition our capabilities to support generative artificial intelligence (AI)-related consulting services and solutions, our ability to effectively integrate acquisitions, including the Leeway acquisition, into our operations, our ability to manage joint ventures and successfully cooperate with our joint venture partners, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellation by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, the impact of the geopolitical conflict involving Russia and Ukraine and in the Middle East on our business and changes in general economic conditions, interest rates and our ability to obtain additional debt financing if needed as well as other risk detailed in The Hackett Group’s reports filed with the United States Securities and Exchange Commission. The Hackett Group does not undertake any duty to update this release or any forward-looking statements contained herein.

Contact

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

Page 4 of 8 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended
	March 27,	March 28,
	2026	2025
Revenue:
Revenue before reimbursements	$67,843	$76,231
Reimbursements	954	1,634
Total revenue	68,797	77,865

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $589 and $4,928 of non-cash stock based compensation reversal and expense in the three months ended March 27, 2026 and March 28, 2025, respectively)	38,505	48,380
Reimbursable expenses	954	1,634
Total cost of service	39,459	50,014

Selling, general and administrative costs (includes $2,068 and $4,744 of non-cash stock based compensation expense in the three months ended March 27, 2026 and March 28, 2025, respectively)	18,446	23,448
Restructuring costs	1,956	-
Total costs and operating expenses	59,861	73,462

Operating income	8,936	4,403

Other expense, net:
Interest expense, net	(1,008)	(202)

Income before income taxes	7,928	4,201
Income tax expense	3,647	1,058
Net income	$4,281	$3,143

Basic net income per common share:
Income per common share	$0.17	$0.11
Weighted average common shares outstanding	25,166	27,587

Diluted net income per common share:
Income per common share	$0.17	$0.11
Weighted average common and common equivalent shares outstanding	25,258	28,385

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 27,	December 27,
	2026	2025
ASSETS
Current assets:
Cash	$6,068	$18,197
Accounts receivable and contract assets, net	70,284	59,505
Prepaid expenses and other current assets	5,316	6,175
Total current assets	81,668	83,877
Property, software and equipment, net	25,163	24,011
Other assets	356	358
Intangible assets	2,869	3,252
Goodwill	90,187	90,659
Operating lease right-of-use assets	2,151	2,484
Deferred tax asset	1,996	1,806
Total assets	$204,390	$206,447

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,749	$6,295
Accrued expenses and other liabilities	24,340	28,824
Contract liabilities	13,216	12,317
Income tax payable	-	74
Operating lease liabilities	1,168	1,259
Total current liabilities	43,473	48,769
Deferred tax liability	14,966	12,537
Long-term debt	78,836	75,818
Operating lease liabilities	1,103	1,223
Total liabilities	138,378	138,347

Shareholders' equity	66,012	68,100
Total liabilities and shareholders' equity	$204,390	$206,447

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The Hackett Group, Inc.

SEGMENT PROFIT

(in thousands)

(unaudited)

	Quarter Ended
	March 27,	March 28,
	2026	2025
Global S&BT (1):
Revenue before reimbursements	$36,370	$42,642
Cost of sales	20,097	22,325
Gross margin	16,273	20,317
Selling, general and administrative costs	7,200	7,531
Segment contribution	9,073	12,786
Oracle Solutions (2):
Revenue before reimbursements	$15,448	$20,396
Cost of sales	10,598	13,695
Gross margin	4,850	6,701
Selling, general and administrative costs	1,287	2,334
Segment contribution	3,563	4,367
SAP Solutions (3):
Revenue before reimbursements	$16,025	$13,193
Cost of sales	8,852	7,139
Gross margin	7,173	6,054
Selling, general and administrative costs	2,210	1,804
Segment contribution	4,963	4,250
Total Company (4):
Total segment contribution	17,599	21,403

Items not allocated to segment level (4):
Corporate general and administrative expenses	3,812	5,656
Non-cash stock based compensation expense	2,396	2,765
Stock price award program compensation expense	1,096	5,142
Acquisition-related cash compensation (reversal) expense	(64)	308
Acquisition-related non-cash stock based compensation (reversal) expense	(2,013)	1,765
Acquisition-related costs	-	194
Restructuring costs	1,956	-
Depreciation expense	1,165	1,025
Amortization expense	315	145
Interest expense, net	1,008	202
Income before taxes	$7,928	$4,201

(1) Global S&BT includes the results of our North America and International Gen AI Consulting, Implementation and Licensing, Benchmarking and Business Transformation offerings, Executive Advisory, Market Intelligence and IP as-a-Service, OneStream and eProcurement.

(2) Oracle Solutions includes the results of our EPM/ERP and AI Enablement practices.
(3) SAP Solutions includes the results of our SAP applications and related SAP service offerings.

(4) Segment contributions consist of the revenue generated by the segment, less the direct costs of revenue and selling, general and administrative expenses that are incurred directly by the segment. Items not allocated to the segment level include corporate costs related to administrative functions that are performed in a centralized manner that are not attributable to a particular segment. Items not allocated to the segment level include corporate general and administrative expenses, non-cash stock based compensation expense, acquisition related cash and non-cash stock based compensation expense, depreciation and amortization expense, any one-time costs, interest expense and foreign currency gains and losses. Corporate general and administrative expenses primarily include costs related to business support functions including accounting and finance, human resources, legal, information technology and office administration. Corporate general and administrative expenses exclude one-time, non-recurring expenses and benefits.

Page 7 of 8 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended
	March 27,	March 28,
	2026	2025
GAAP NET INCOME	$4,281	$3,143
Adjustments (1):
Non-cash stock based compensation expense (2)	2,396	2,765
Stock price award program compensation expense (2)(3)	1,096	5,142
Acquisition-related cash compensation (reversal) expense (4)	(64)	308
Acquisition-related non-cash stock based compensation (reversal) expense (4)	(2,013)	1,765
Acquisition-related costs	-	194
Amortization expense	315	145
Restructuring costs	1,956	-
ADJUSTED NET INCOME BEFORE INCOME TAXES ON ADJUSTMENTS (1)	7,967	13,462
Tax effect of adjustments above (5)	(685)	1,856
ADJUSTED NET INCOME (1)	$8,652	$11,606

GAAP diluted net income per common share	$0.17	$0.11
Adjusted diluted net income per common share (1)	$0.34	$0.41
Weighted average common and common equivalent shares outstanding	25,258	28,385

(1) The Company provides adjusted earnings results (which excludes non-cash stock based compensation expense, stock price award program compensation expense, acquisition-related cash and non-cash stock based compensation expense, amortization expense, acquisition related costs and any one-time costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP.

(2) Non-cash stock based compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Company excludes non-cash stock based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share. The Company believes that non-GAAP measures of profitability, which exclude non-cash stock based compensation expense, are widely used by investors.

(3) The stock price award program compensation expense relates to equity awards that were granted with certain market share price hurdles and service conditions to meet before they are vested. The market price hurdles include twenty consecutive trading days of equal to or greater than $30, $40 and $50 per share price. As of March 27, 2026, the first market condition had been met, and although the shares have not vested they are included in the Company's dilutive shares outstanding for the quarter ended March 27, 2026. As of March 27, 2026, the second and third market conditions had not been met and as such the shares have not vested and are not included in the Company's basic or dilutive shares outstanding. Non-cash compensation of $1.1 million was recorded in the first quarter of 2026.

(4) The Company incurs cash and non-cash stock based compensation expense for acquisition related consideration that is recognized over time under GAAP. The Company believes excluding these amounts more consistently presents its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock based compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(5) The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item. The impact of all of the non-cash stock based compensation expense was $404 thousand and $1.7 million in the first quarter of 2026 and 2025, respectively. The impact of acquisition related cash compensation expense was $16 thousand and $78 thousand in the first quarter of 2026 and 2025, respectively. The impact of the acquisition related costs including amortization was $82 thousand and $50 thousand in the first quarter of 2026 and 2025, respectively. The impact of the restructuring cost was $0.5 million in the first quarter of 2026.

Page 8 of 8 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	March 27,	December 26,	March 28,
	2026	2025	2025
Segment Total Revenue and Revenue Before Reimbursements (in thousands):
Global S&BT:
Total revenue	$36,775	$39,083	$43,357
Reimbursements	405	468	715
Revenue before reimbursements	$36,370	$38,615	$42,642

Oracle Solutions:
Total revenue	$15,685	$14,269	$21,085
Reimbursements	237	266	689
Revenue before reimbursements	$15,448	$14,003	$20,396

SAP Solutions:
Total revenue	$16,337	$22,399	$13,423
Reimbursements	312	197	230
Revenue before reimbursements	$16,025	$22,202	$13,193

Total segment revenue:
Total revenue	$68,797	$75,751	$77,865
Reimbursements	954	931	1,634
Revenue before reimbursements	$67,843	$74,820	$76,231

Revenue Concentration:
(% of total revenue)
Top customer	4%	3%	9%
Top 5 customers	13%	13%	22%
Top 10 customers	22%	23%	29%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,247	1,301	1,332
Total headcount	1,535	1,588	1,618
Days sales outstanding (DSO) (1)	67	55	55
Cash (used by) provided by operating activities (in thousands)	$(5,067)	$19,066	$4,195
Depreciation (in thousands)	$1,165	$1,073	$1,025
Amortization (in thousands)	$315	$311	$145
Capital expenditures (in thousands)	$2,414	$2,008	$1,544

Remaining Plan authorization:
Shares purchased (in thousands)	212	2,032	206
Cost of shares repurchased (in thousands)	$2,966	$41,223	$6,202
Average price per share of shares purchased	$14.00	$20.29	$30.16
Remaining Plan authorization (in thousands) (2)	$22,034	$11,368	$21,315

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	121	37	173
Cost of shares purchased (in thousands)	$1,666	$762	$5,514
Average price per share of shares purchased	$13.84	$20.67	$31.84

(1) Given the increase in Value Added Reseller (VAR) revenue over the last two years, which carries multi-year terms, the DSO calculation has been revised to exclude the related revenue and accounts receivables.

(2) The Company's Board of Directors approved an additional $13.6 million to its share repurchase plan in the first quarter of 2026.